UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 24, 2016

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Seaport Blvd.
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 24, 2016, Rocket Fuel Inc. (the "Company") issued a press release announcing its financial results for the three and twelve months ended December 31, 2015. The press release includes a discussion of certain non-GAAP financial measures as well as a reconciliation of such non-GAAP financial measures to the corresponding GAAP financial measures.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Chief Financial Officer

On February 24, 2016, Rocket Fuel Inc. announced that Rex S. Jackson will be joining the Company as its Chief Financial Officer (“CFO”), effective March 16, 2016. Mr. Jackson will serve as the Company’s principal financial officer and principal accounting officer and will succeed Cal Hoagland, a partner with FLG Partners, LLC, who has served as the Company’s interim CFO since December 2015 and served as a financial advisor during November 2015.

From January 2013 to September 2015, Mr. Jackson, age 55, was Executive Vice President and Chief Financial Officer at JDS Uniphase Corporation, a provider of communications test and measurement solutions and optical components to the telecommunications industry, after having served as CFO on an interim basis from September 2012 to January 2013. Previously, he was Senior Vice President, Business Services at JDS Uniphase from January 2011 to September 2012. Before joining JDS Uniphase, Mr. Jackson was Executive Vice President and Chief Financial Officer at Symyx Technologies, Inc., a provider of software, content and services in the life sciences, chemicals, energy and consumer products industries, from October 2007 to July 2010, after having served as interim CFO from May to October 2007. He was also General Counsel from March 2007 to August 2008. Prior to joining Symyx, Mr. Jackson served in a series of legal and business leadership roles, primarily with technology companies. Mr. Jackson holds a B.A. in Political Science from Duke University and a J.D. from Stanford University.

There are no arrangements or understandings between Mr. Jackson and any other persons pursuant to which Mr. Jackson was selected as the CFO of the Company. There are no family relationships between Mr. Jackson and any director or executive officer of the Company, and Mr. Jackson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Offer Letter

On February 12, 2016, the Company entered into an employment offer letter with Mr. Jackson (the “Offer Letter”). The Offer Letter has no specified term, and Mr. Jackson's employment with the Company is on an at-will basis. Under the terms of the Offer Letter, Mr. Jackson’s initial base salary as CFO will be $325,000 per year, and he will be eligible to receive an annual bonus of up to 60% of his base salary pursuant to the terms of the Company’s Executive Incentive Compensation Plan. The Offer Letter also provides that Mr. Jackson will be eligible to participate in the benefit programs generally available to employees of the Company.

The Offer Letter also provides that the Company will recommend to its board of directors or the compensation committee of its board of directors that it grant to Mr. Jackson an option to purchase 414,150 shares of the Company’s common stock with an exercise price equal to the fair market value of the stock on the date of the grant.

The foregoing description of the Offer Letter is a summary only and is qualified in its entirety by complete text of the Offer Letter, a copy of which is will be filed as an exhibit to the Company's Form 10-K annual report for the year ended December 31, 2015.

Management Retention Agreement

The Company intends to enter into its standard form of Management Retention Agreement (the "Agreement") with Mr. Jackson as soon as his employment starts. The Agreement provides for potential payments and benefits upon a qualifying termination of employment. The Agreement will terminate upon the completion of all payments (if any) thereunder or on the third anniversary of its effective date if a change in control (as defined under the Agreement) has not occurred by such date unless the term of the Agreement is extended by the parties. If, prior to the expiration of the term of the Agreement, the Company enters into a definitive agreement with a third party (or third parties), the consummation of which would result in a change in control of the Company, then the term of the Agreement will automatically be extended to 24 months following the resulting change in control, unless the definitive agreement terminates or is canceled without resulting in a change in control, in which case, the extension will not be effective.

The Agreement provides that if, during the period beginning on the date that is three months before a change in control and ending on the date that is 12 months following a change in control (the “change in control period”), (i) Mr. Jackson terminates his employment with the Company (or any parent or subsidiary) for good reason (as defined in the Agreement), or (ii) the Company (or any parent or subsidiary) terminates Mr. Jackson's employment for a reason other than cause (as defined in the Agreement) and other than death or disability (as defined in the Agreement) (a termination under clause (i) or (ii), a “Qualifying Termination”), Mr. Jackson will be eligible to receive the following severance benefits from the Company: (x) a lump-sum payment equal to the sum of (a) 100% of Mr. Jackson's annual base salary (as in effect immediately prior to (A) a change in control (if Mr. Jackson's employment terminates on or after the change in control), or (B) Mr. Jackson's termination, whichever is greater); (y) 100% of Mr. Jackson's target bonus for the fiscal year in which Mr. Jackson’s employment terminates (minus any bonus or commission payments already received for that fiscal year’s performance); and (z) reimbursement for continued group health plan coverage premiums under COBRA for 12 months following Mr. Jackson's termination, for Mr. Jackson and his spouse and/or eligible dependents. However, if the Company determines that it cannot provide the COBRA reimbursement benefits without potentially violating applicable laws, the Company will instead provide Mr. Jackson a taxable lump sum payment equal to 1.5 times the monthly COBRA premium (based on the first month’s premium) for the 12-month severance period. Additionally, if, during the change in control period, (i) Mr. Jackson has a Qualifying Termination, or (ii) Mr. Jackson's employment is terminated due to death or disability, then 100% of the shares of the Company’s common stock subject to Mr. Jackson's then outstanding unvested equity compensation awards will immediately vest (for performance-based awards, performance will be deemed achieved at 100% of target levels).

The Agreement further provides that if Mr. Jackson has a Qualifying Termination, and such termination occurs outside of the change in control period, Mr. Jackson will be eligible to receive the following severance benefits from the Company: (i) a lump-sum payment equal to six months of his annual base salary, and (ii) reimbursement for continued group health plan coverage premiums under COBRA for six months following Mr. Jackson's termination for Mr. Jackson and his spouse and/or eligible dependents. However, if the Company determines that it cannot provide the COBRA reimbursement benefits without potentially violating applicable laws, the Company will instead provide Mr. Jackson a taxable lump sum payment equal to 1.5 times the monthly COBRA premium (based on the first month’s premium) for the six-month severance period.

In order to receive severance benefits under the Agreement, Mr. Jackson must sign and not revoke a separation and release of claims agreement in a form reasonably satisfactory to the Company. The Agreement also provides that in the event that the payments and benefits provided for in the agreement or other payments and benefits payable or provided to Mr. Jackson (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then Mr. Jackson's payments and benefits under the agreement or other payments or benefits (the “payment”) will be reduced to either (x) the largest portion of the payment that would result in no portion of the payment being subject to the excise tax or (y) the largest portion, up to and including the total, of the payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax, results in Mr. Jackson's receipt, on an after-tax basis, of the greater amount of the payment, notwithstanding that all or some portion of the payment may be subject to the excise tax.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which we expect to file as an exhibit to the Company’s Form 10-Q Quarterly Report for the quarter ending March 31, 2016.

Indemnification Agreement

The Company intends to enter into its standard form of indemnification agreement with Mr. Jackson, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 16, 2013 and is incorporated herein by reference.

Item 8.01 Other Events.

On February 24, 2016, the Company issued a press release announcing that, effective March 16, 2016, Rex S. Jackson will join the Company as Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.2.

The information set forth under this Item 8.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1	Press release announcing financial results dated February 24, 2016
99.2	Press release announcing new Chief Financial Officer dated February 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By: /s/ CAL HOAGLAND
Cal Hoagland Interim Chief Financial Officer (Principal Financial and Accounting Officer)

Date: February 24, 2016

EXHIBIT INDEX

Exhibit No. Description

99.1	Press release announcing earnings dated February 24, 2016
99.2	Press release announcing new Chief Financial Officer dated February 24, 2016